Exhibit 99.1
Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2005-1
June 2, 2005 (inception) through December 31, 2005

Original Inputs

Total Pool Balance	$3,313,888,879.69

Class A-1 Notes Balance	$550,000,000.00
Class A-1 Notes Rate	One Month LIBOR + 0.01%

Class A-2a Notes Balance	$450,000,000.00
Class A-2a Notes Rate	One Month LIBOR + 0.04%

Class A-2b Notes Balance	$250,000,000.00
Class A-2b Notes Rate	3.730%

Class A-3 Notes Balance	$600,000,000.00
Class A-3 Notes Rate	One Month LIBOR + 0.06%

Class A-4 Notes Balance	$760,000,000.00
Class A-4 Notes Rate	4.050%

Class A-5 Notes Balance	$229,825,000.00
Class A-5 Notes Rate	One Month LIBOR + 0.10%

Class B Notes Balance	$122,803,000.00
Class B Notes Rate	One Month LIBOR + 0.375%

Class C Notes Balance	$46,051,000.00
Class C Notes Rate	4.730%

Class D Notes Balance	$30,701,000.00
Class D Notes Rate	6.500%

Overcollateralization	$30,701,224.17

Reserve Account Deposit	$15,350,406.12

Discount Rate	7.50%

Part I. Collections

Receipts During the Period	$903,735,718.70
Principal on Repurchased Contracts	48,704,081.30
Liquidation Proceeds (Recoveries)	5,050,689.11
Schedule and Simple Interest Payments Advanced	4,288,288.67
Schedule Principal Advanced	8,655,340.86

Total Collections Available For the Period	$970,434,118.64

Beginning Pool Aggregate Principal Balance	$3,313,888,879.69
Ending Pool Aggregate Principal Balance	$2,419,791,935.85
Scheduled Principal Collection	$730,632,672.94
Beginning Aggregate Discounted Principal Balance	$3,070,081,224.17
Ending Aggregate Discounted Principal Balance	$2,261,612,942.70

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2005-1
June 2, 2005 (inception) through December 31, 2005

Part II. Distributions to Noteholders and Certificateholders
Total Collections	$970,434,118.64
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	1,393,860.52
Less: Total Servicing Fee	35,674,819.61
Less: Net Amount Due to Swap Counterparty	1,683,679.56
Less: Monthly Interest Due to Noteholders	64,759,229.29
Less: Principal Due to Noteholders	808,468,281.47
Less: Reserve Account Deposit	—
Less: Accumulation Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$61,241,969.22

		Per $1000 of
Class A-1 Notes Distributable Amount		Original Principal

Monthly Interest	$4,054,091.91	7.356632
Monthly Principal	550,000,000.00	1,000.000000

Distributable Amount	$554,054,091.91	—

Class A-2a Notes Distributable Amount
Monthly Interest	$10,214,615.84	22.684702
Monthly Principal	166,158,180.95	369.240402

Distributable Amount	$176,372,796.79	—

Class A-2b Notes Distributable Amount
Monthly Interest	$5,505,053.46	22.020214
Monthly Principal	92,310,100.53	369.240402

Distributable Amount	$97,815,153.99	—

Class A-3 Notes Distributable Amount
Monthly Interest	$14,504,507.99	24.159736
Monthly Principal	—	—

Distributable Amount	$14,504,507.99	—

Class A-4 Notes Distributable Amount
Monthly Interest	$19,066,500.00	25.087500
Monthly Principal	—	—

Distributable Amount	$19,066,500.00	—

Class A-5 Notes Distributable Amount
Monthly Interest	$5,614,308.62	7.034531
Monthly Principal	—	—

Distributable Amount	$5,614,308.62	—

Class B Notes Distributable Amount
Monthly Interest	$3,214,728.34	26.163486
Monthly Principal	—	—

Distributable Amount	$3,214,728.34	—

Class C Notes Distributable Amount
Monthly Interest	$1,349,281.50	29.299722
Monthly Principal	—	—

Distributable Amount	$1,349,281.50	—

Class D Notes Distributable Amount
Monthly Interest	$1,236,141.63	40.263888
Monthly Principal	—	—

Distributable Amount	$1,236,141.63	—

Total Servicing Fee	$35,674,819.61	10.765243

LIBOR Rate effective for current Distribution Period
May	3.13%
June	3.22%
July	3.39%
August	3.57%
September	3.77%
October	3.97%
November	4.12%
December	4.37%

Aggregate Annual Servicing Report
Capital Auto Receivables Asset Trust 2005-1
June 2, 2005 (inception) through December 31, 2005
Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$4,381,171.98
Less: Payments Applied	12,152,613.67
Current Period Payments Ahead Received	12,891,908.90

Ending Payment Ahead Balance	$5,120,467.21

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$—
Beginning Outstanding Unreimbursed Simple Interest Advances	—
Scheduled Principal and Interest Advances	10,499,610.51
Simple Interest Advances	2,444,019.02
Reimbursement of Previous Scheduled Principal and Interest Advances	6,712,928.96
Reimbursement of Previous Simple Interest Advances	124,379.45

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$3,786,681.55
Ending Outstanding Unreimbursed Simple Interest Advances	$2,319,639.57

Part IV. Balances & Principal Factors
	Beginning of Period	End of Period

Total Pool Balance	$3,313,888,879.69	$2,419,791,935.85
Total Pool Factor	1.0000000	0.7301971
Class A-1 Notes Balance	$550,000,000.00	$—
Class A-1 Notes Principal Factor	1.0000000	—
Class A-2a Notes Balance	$450,000,000.00	$283,841,819.06
Class A-2a Notes Principal Factor	1.0000000	0.6307596
Class A-2b Notes Balance	$250,000,000.00	$157,689,899.48
Class A-2b Notes Principal Factor	1.0000000	0.6307596
Class A-3 Notes Balance	$600,000,000.00	$600,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$760,000,000.00	$760,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class A-5 Notes Balance	$229,825,000.00	$229,825,000.00
Class A-5 Notes Principal Factor	1.0000000	1.0000000
Class B Notes Balance	$122,803,000.00	$122,803,000.00
Class B Notes Principal Factor	1.0000000	1.0000000
Class C Notes Balance	$46,051,000.00	$46,051,000.00
Class C Notes Principal Factor	1.0000000	1.0000000
Class D Notes Balance	$30,701,000.00	$30,701,000.00
Class D Notes Principal Factor	1.0000000	1.0000000

Pool Statistics — Inception		Inception

Number of Accounts		189,292
Weighted Average Coupon		4.24%
Weighted Average Remaining Term		47.87
Weighted Average Age		12.75

Pool Statistics — December		December

Number of Accounts		162,385
Weighted Average Coupon		4.01%
Weighted Average Remaining Term		41.15
Weighted Average Age		20.33

Aggregate Annual Servicing Report Capital Auto Receivables Asset Trust 2005-1 June 2, 2005 (inception) through December 31, 2005
Part V. Reserve Account

			Per $1000 of Original Principal
Beginning Reserve Account Balance		$15,350,406.12
Draw for Servicing Fee		—	—
Draw for Class A-1a Notes Distributable Amount		—	—
Draw for Class A-1b Notes Distributable Amount		—	—
Draw for Class A-2 Notes Distributable Amount		—	—
Draw for Class A-3 Notes Distributable Amount		—	—
Draw for Class A-4 Notes Distributable Amount		—	—
Draw for Class B Notes Distributable Amount		—	—
Draw for Class C Notes Distributable Amount		—	—
Draw for Class D Notes Distributable Amount		—	—
Additions to Reserve Account (for Accumulation Account)		—	—
Additions to Reserve Account		—	—
Releases from Reserve Account		—	—

Ending Reserve Account Balance		$15,350,406.12

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Current Collection Period
Specified Reserve Account Balance		$15,350,406.12
Reserve Account Balance		$15,350,406.12

Part VI. Carryover Shortfall
			Per $1000 of Original Principal

Noteholders’ Interest Carryover Shortfall		$—	—
Noteholders’ Principal Carryover Shortfall		$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Net Charge-Offs	Loss Rate

May 2005	$3,265,692,014.43	$—	0.0000%
June 2005	$3,150,004,758.19	$45,775.55	0.0174%
July 2005	$3,022,592,977.10	$358,403.81	0.1423%
August 2005	$2,900,272,072.86	$764,218.55	0.3162%
September 2005	$2,782,587,827.89	$815,133.27	0.3515%
October 2005	$2,674,017,966.22	$955,441.68	0.4288%
November 2005	$2,570,508,246.07	$1,291,500.48	0.6029%
December 2005	$2,470,037,796.31	$1,658,951.49	0.8060%
Average Loss Rate			0.3331%

Delinquency Rate*	Total Accounts	Accounts Over 60	% Delinquent

May 2005	188,051	10	0.0053%
June 2005	183,889	380	0.2066%
July 2005	180,398	553	0.3065%
August 2005	176,523	649	0.3677%
September 2005*	173,080	724	0.4183%
October 2005*	169,160	789	0.4664%
November 2005*	165,693	698	0.4213%
December 2005*	162,385	800	0.4927%
Three Month Average Delinquency Rate			0.3356%

* Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Accounts
September Accounts Over 60	47
October Accounts Over 60	75
November Accounts Over 60	88
December Accounts Over 60	137

December Delinquency Stratification	Total Accounts	Total $
31 - 60 days	4,802	$72,520,618.76
61 - 90 days	655	$10,409,829.79
> 90 days	145	$2,553,013.42

Aggregate Annual Servicing Report Capital Auto Receivables Asset Trust 2005-1 June 2, 2005 (inception) through December 31, 2005
Part VIII. Prepayment Rate

Month	Prepayment Rate
1	0.728%
2	1.980%
3	1.570%
4	1.811%
5	1.410%
6	1.330%
7	1.206%
8	1.275%